As filed with the Securities and Exchange Commission on November 14, 1994.
                                                    Registration No. 33


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other
jurisdiction of
incorporation or
organization)

22-1467904
(I.R.S. Employer
Identification Number)


One ADP Boulevard
Roseland, New Jersey 07068
Phone: (201) 994 5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

AUTOMATIC DATA PROCESSING, INC. RETIREMENT AND SAVINGS PLAN
(Full title of plan)






JAMES B. BENSON, ESQ.
Corporate Vice President and
General Counsel
One ADP Boulevard
Roseland, New Jersey 07068
(201) 994-5000
With copies to:

RICHARD S. BORISOFF, ESQ.
Paul, Weiss, Rifkind, Wharton &
Garrison
1285 Avenue of the Americas
New York, New York 10019
(212) 373 3000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)




CALCULATION OF REGISTRATION FEE



Title of Each Class  Amount   Proposed Maximum  Proposed Maximum    Amount of
of Securities to     to be    Offering Price    Aggregate Offering  Registration
be Registered      Registered     Per Share           Price         Fee
___________________ __________   _____________  ________________   __________
Common Stock (par    450,000      $57.0625(2)    $25,678,125(2)     $8,855(3)
value $.10 per       shares
share)(1)


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Automatic Data Processing, Inc. Retirement and Savings Plan.
(2) Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457 and based upon the average of the high and low prices of the Common Stock on November 7, 1994 on the New York Stock Exchange Consolidated Transactions Tape.
(3) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.


                              Page 1 of     Pages

                             Exhibit List on Page 8

               II-1
                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (File No. 1-5397) are incorporated in this registration statement by reference:

    1.  Automatic Data Processing, Inc.'s Annual Report on Form
10-K for the fiscal year ended June 30, 1994.

    2. Automatic Data Processing, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

    3.  Automatic Data Processing, Inc.'s definitive Proxy
Statement for the Annual Meeting of Stockholders to be held on November 15, 1994.

    4.  Description of the Common Stock of Automatic Data
Processing, Inc. included in Automatic Data Processing, Inc.'s
Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on January 21, 1992.

    All documents subsequently filed by Automatic Data Processing, Inc. or the Automatic Data Processing, Inc. Retirement and Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities.

    Not applicable.


Item 5.  Interests of Named Experts and Counsel.

    Not applicable.


Item 6.  Indemnification of Directors and Officers.

    Provision for indemnification of directors and officers is made in Section 145 of the Delaware General Corporation Law.

               II-2
    Article Fifth, Sections 3 and 4 of the Automatic Data
Processing, Inc.'s (the "Corporation") Amended Restated Certificate of Incorporation provide as follows:

        "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

        "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

    Finally, Article XIV, Section 6 of the Corporation's By-laws provides as follows:

        "Section 6.  Indemnification of Directors and Officers and
    Others: The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. This indemnification applies to all directors and officers of the Corporation who sit on the boards of non-profit corporations in keeping with the Corporation's philosophy."

        "The Corporation shall indemnify any other person or employee who may have served at the request of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof) so long as such person or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, further, so long as his actions were not in violation of corporate policies and directives."

    As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Corporation's Amended Restated Certificate of Incorporation and By-Laws, the Corporation also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Corporation against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 7.  Exemption From Registration Claimed.

    Not applicable.


Item 8.  Exhibits.

    A list of exhibits included in this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

    The Registrant has submitted the Plan, and hereby undertakes to submit any amendment thereto, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.


Item 9. Undertakings.

    A.  Subsequent Disclosure.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic

               II-4
    reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    B.  To Transmit Certain Material.

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report for the preceding year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

                                SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 14th day of November, 1994.

                              AUTOMATIC DATA PROCESSING, INC.
                                                (Registrant)



                              By  /s/ Josh S. Weston

                                     Josh S. Weston, Chairman and
                                           Chief Executive
                                Officer
November 14, 1994

    Pursuant to the requirements of the Securities Act of 1933, this registration statement, has been signed below by the following persons in the capacities and on the dates indicated.




    Signature                        Title                       Date

/s/  Josh S. Weston       Chairman of the Board and        November 14, 1994
    (Josh S.              Director (Principal Executive
Weston)                   Officer)


/s/  Fred D.              Chief Financial Officer and      November 14, 1994
Anderson, Jr.             Corporate Vice President
    (Fred D.              (Principal Financial Officer)
Anderson, Jr.)


/s/  Richard J.           Controller and Corporate Vice    November 14, 1994
Haviland                  President
    (Richard J.
Haviland)


/s/  Joseph A.            Director                         November 14, 1994
Califano, Jr.
    (Joseph A.
Califano, Jr.)


/s/  Leon G.              Director                         November 14, 1994
Cooperman
    (Leon G.
Cooperman)

/s/  Edwin D.             Director                         November 14, 1994
Etherington
    (Edwin D.
Etherington)


/s/  Ann Dibble           Director                         November 14, 1994
Jordan
    (Ann Dibble
Jordan)


/s/  Harvey M.            Director                         November 14, 1994
Krueger
    (Harvey M.
Krueger)


/s/  Charles P.           Director                         November 14, 1994
Lazarus
    (Charles P.
Lazarus)


    (Frederic V.          Director                         November 14, 1994
Malek)


/s/  Henry Taub           Director                         November 14, 1994
    (Henry Taub)


/s/  Laurence A.          Director                         November 14, 1994
Tisch
    (Laurence A.
Tisch)


/s/  Arthur F.            Director                         November 14, 1994
Weinbach
    (Arthur F.
Weinbach)

                                 SIGNATURE


THE PLAN

    Pursuant to the requirements of the Securities Act of 1933, the Automatic Data Processing, Inc. Retirement and Savings Plan has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey on this 14th day of November, 1994.


                              AUTOMATIC DATA PROCESSING, INC.
                                RETIREMENT AND SAVINGS PLAN


                              By  /s/ Arthur F. Weinbach
                                    Arthur F. Weinbach, Trustee

                               EXHIBIT INDEX






Exhibit
Number


4.1   Amended Restated Certificate of
      Incorporation of the Registrant
      (incorporated by reference to Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1987)

4.2   Bylaws of the Registrant, as amended
      (incorporated by reference to Exhibit (3)-#2 to Registrant's Annual Report on Form 10 K for the fiscal year ended June 30, 1991)

4.3   Form of the Registrant's Common Stock
      Certificate (incorporated by reference to
      Exhibit 4.4 to Registrant's Registration
      Statement on Form S-3 filed with the
      Commission on January 21, 1992)

23.2  Consent of Deloitte & Touche LLP

99.1 Automatic Data Processing, Inc. Retirement and Savings Plan

99.2  Trust Agreement for Automatic Data
      Processing, Inc. Retirement and Savings Plan dated as of December 31, 1983

99.3  Summary Plan Description